UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 19, 2017, the Board of Directors of XPO Logistics, Inc. (the “Company” or “XPO”) elected AnnaMaria DeSalva as a member of the Company’s Board of Directors, effective immediately. Ms. DeSalva is global chief communications officer for DuPont, where she is responsible for corporate brand strategy and stakeholder communications. Pursuant to the Company’s bylaws, Ms. DeSalva will serve as a director for an initial term until the Company’s 2018 annual meeting of stockholders.

As a non-employee director, Ms. DeSalva will be entitled to receive an annual cash retainer (currently $75,000) and an annual restricted stock unit (“RSU”) grant (currently $175,000 in value), which will be granted on the first business day of each calendar year and will vest on the first anniversary of the grant date. The number of RSUs granted will be determined by dividing $175,000 by the average of the closing price of the Company’s common stock on the 10 trading days immediately preceding the grant date. In addition, in connection with her appointment to the Company’s Board of Directors, Ms. DeSalva received a one-time grant of 810 RSUs that shall vest on January 3, 2018, subject to Ms. DeSalva’s continued service as a director of the Company.

Item 8.01. Other Events.

On September 20, 2017, the Company issued a press release announcing the election of Ms. DeSalva to the Board of Directors. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of XPO Logistics, Inc. dated September 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 20, 2017	XPO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Senior Vice President, Corporate Counsel